Exhibit 99.2

ARKOMA ACQUIRED PROPERTIES

STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES

(UNAUDITED)

Six Months Ended June 30, 2026

Table of Contents

Combined Statement of Revenues and Direct Operating Expenses (Unaudited)	2
Notes to the Combined Statement of Revenues and Direct Operating Expenses (Unaudited)	3

ARKOMA ACQUIRED PROPERTIES

COMBINED STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES (UNAUDITED)

$ in thousands	Six Months Ended June 30, 2026
Revenues:
Oil sales	$276
Natural gas sales	8,406
Natural gas liquids sales	4,584
Total revenues	13,266
Direct operating expenses:
Lease operating expenses	1,630
Production taxes	796
Gathering, compression and transportation	2,323
Total operating expenses	4,749
Excess of revenues over direct operating expenses	$8,517

See accompanying Notes to the Combined Statement of Revenues and Direct Operating Expenses

ARKOMA ACQUIRED PROPERTIES

NOTES TO THE STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES (UNAUDITED)

1. Background Information and Basis of Presentation

On July 1, 2026, Presidio Production Company (NYSE: FTW) (“Presidio” or the “Company”) completed its acquisition of certain oil and gas properties, rights, and related assets located in the Arkoma Basin in the State of Oklahoma (the “Arkoma Acquisition”) from Canyon Creek Energy – Arkoma, LLC (“Canyon Creek”), Alchemist Energy LeaseCo, LP, Pivotal Arkoma Basin II, LLC, East Dennis Oil Company, LLC, Harvard Petroleum Company, LLC, and FBF Energy, LLC and together with the completion of the acquisition from Harbor Island, LLC which closed on July 21, 2026 (collectively, the “Seller Parties”), pursuant to seven separate Purchase and Sale Agreements, each dated as of May 7, 2026 (individually, the “PSA” or collectively, the “PSAs”). Total consideration paid consisted of approximately $53.1 million in cash and 1,962,240 shares of the Company’s Class A common stock, par value $0.0001 per share. The cash was funded by the closing of the previously announced $1.0 billion GS Warehouse and cash on hand.

The accompanying Combined unaudited Statement presents the direct undivided interests in oil, natural gas and natural gas liquids (“NGL”) revenues and direct operating expenses associated with the producing wells acquired from the Seller Parties (the “Arkoma Acquired Properties”) for the six months ended June 30, 2026. The Statement has been derived from the historical financial records of the Seller. The acquisition of the Arkoma Acquired Properties was completed contemporaneously with, and was cross-conditioned upon, the closing under the Canyon Creek PSA. In the opinion of management, the Statement includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the combined revenues and direct operating expenses of the Arkoma Acquired Properties for the interim period presented.

During the period presented, the Arkoma Acquired Properties were not accounted for or operated as a separate entity, subsidiary, segment or division by the Seller. The Statement was prepared for the purpose of providing historical information to comply with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X and are not intended to be a complete presentation of the financial statements of the Assets. Accordingly, a complete set of financial statements required, if available, by the Securities and Exchange Commission’s Regulation S-X, including a balance sheet and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) is not available or practicable to prepare for the Arkoma Acquired Properties. The accompanying Statement varies from a complete income statement in accordance with U.S. GAAP in that it does not reflect certain expenses incurred in connection with the ownership and operation of the Arkoma Acquired Properties, including but not limited to depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense, and provision for income taxes. In addition, the Statement is not indicative of the results of operations for the Arkoma Acquired Properties on a go forward basis.

2. Summary of Significant Accounting Policies

Revenue Recognition

Revenue from the sale of oil, natural gas and NGLs is recognized in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 606, Revenue from Contracts with Customers, at the point in time when control of the production transfers to the purchaser upon delivery of contract-specified volumes at a specified delivery point. Each unit of production—a barrel of oil, an Mcf or MMBtu of natural gas, or a barrel of NGLs—is separately identifiable and represents a distinct performance obligation to which the transaction price, based on the consideration specified in the contract, is allocated. Because the Company has a right to consideration from its customers in amounts that correspond directly to the value the customer receives from the performance completed, the Company recognizes revenue for sales at the time the oil, natural gas or NGLs are delivered at a fixed or determinable price, and there are no remaining performance obligations under its product sales contracts.

Gathering, compression, transportation, processing and treating costs incurred prior to the transfer of control of production to the purchaser represent costs of the Company's operations and are presented separately as gathering, compression and transportation expense, and are not deducted in determining revenues. Fees for gathering, transportation, processing, treating and compression services performed by the purchaser or other parties after control of the production has transferred at the delivery point are considered a reduction of the transaction price and, accordingly, oil revenues are recorded net of such fees and applicable price differentials, and natural gas and NGL revenues are recorded net of such fees deducted by the midstream purchaser. Taxes assessed by governmental authorities on the production and sale of oil, natural gas and NGLs are presented separately as direct operating expenses and are not deducted in determining revenues. Revenues are presented net of royalty interests owned by outside parties.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and include lease operating expenses and production, severance and ad valorem taxes directly associated with operating the Arkoma Acquired Properties. Transportation, gathering, processing, treating and compression fees are reflected as a reduction of revenues rather than as direct operating expenses.

Concentration of Risk

The revenues of the Arkoma Acquired Properties are derived principally from a small number of purchasers of oil, natural gas and NGLs. For the six months ended June 30, 2026, one purchaser accounted for more than 10% of total revenues, representing approximately 92% of total revenues. All of the Arkoma Acquired Properties are located in the Arkoma Basin in Oklahoma, and the revenues and direct operating expenses presented are subject to risks arising from this geographic concentration, including regional price differentials and the availability of gathering, processing and transportation capacity. Management believes the loss of any single purchaser would not have a material adverse effect on the revenues of the Arkoma Acquired Properties, as alternative purchasers are available in the area.

3. Commitments and Contingencies

In the ordinary course of business, the Arkoma Acquired Properties may be subject to various commitments, claims and contingencies. Management is not aware of any commitments or contingencies that would have a material effect on the revenues and direct operating expenses of the Arkoma Acquired Properties for the period presented.

4. Subsequent Events

The Arkoma Acquisition closed on July 1, 2026, pursuant to the terms of the PSAs. The Company evaluated subsequent events through September 17, 2026, the date the Statement was available to be issued, and has concluded that no other events need to be reported for this period.

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